Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS

EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***]

PROMISSORY NOTE

US$20,000,000	June 3, 2019

MERIDIAN BIOSCIENCE CANADA INC., a legal person governed by the laws of British Columbia and having its principal place of business at 100-360 rue Franquet, Québec (Québec), G1P 4N3, herein acting and represented by [***], its duly authorized representative for the purposes hereof as he so declares;

(hereinafter the “Obligor”)

GENEPOC INC., a legal person governed by the Canada Business Corporations Act and having its registered office at 100-360 rue Franquet, Québec (Québec), G1P 4N3, herein acting and represented by [***], its duly authorized representative for the purposes hereof as [***] so declares;

(hereinafter the “Holder”)

(the Obligor and the Holder are hereinafter collectively referred to as the “Parties”)

1.	Reference

This Note (as defined below) is being issued in accordance with section 2.02 (b) (ii) of the Share Purchase Agreement amongst inter alios the Obligor, the Holder and Meridian Bioscience, Inc. dated April 29, 2019 (the “Purchase Agreement”). Capitalized terms used but not otherwise defined in this Note have the same meanings ascribed to them in the Purchase Agreement.

2.	Note Amount

FOR VALUE RECEIVED, the Obligor, hereby promises to pay to or to the order of the Holder, on each Maturity Date (as defined below), the sum indicated in Schedule A hereto which as of the date hereof amounts to twenty million dollars (US$20,000,000) in lawful money of the United States of America (such note amount appearing in Schedule A as amended from time to time by the Holder and the Obligor being hereinafter referred to as the “Note Amount”), in immediately available funds, in accordance with the terms of this promissory note (as same may be amended, supplemented, restated or replaced from time to time, the “Note”). The Parties hereby agree that Schedule A shall, as the case may be, updated by the Obligor and Holder from time to time to reflect the balance of the Note Amount to reflect any adjustment pursuant to the Purchase Agreement and such update shall account for an amendment of this Note accordingly.

3.	Interest

The Note Amount shall not bear interest.

4.	Payment

Subject to the provisions set out in section 5 below, the Obligor hereby binds and obliges itself to pay the Note Amount in two equal installments of ten million dollars US ($10,000,000) (each an “Installment”) each on the following dates:

a)	On the date that is forty-five days (the “First Maturity Date”) following the achievement of the First [***] Milestone which achievement shall be no later than October 30th, 2020; and

b)

On the date that is forty-five days (the “Second Maturity Date”, collectively with the First Maturity Date, the “Maturity Dates”) following the achievement of the Second [***] Milestone which achievement shall be no later than April 30th, 2021.

If an installment on this Note becomes due and payable on a day other than a Business Day, then the payment to be made on that date shall be made on the immediately following Business Day.

In addition, the Note Amount shall become due and payable upon the request of the Holder, if the Installment due on a Maturity Date is not paid within five (5) Business Days following written notice from Holder of failure to pay such Installment.

5.	Note Amount Adjustment

In accordance with Section 2.05 of the Purchase Agreement:

a)

in the event that the First [***] Milestone is not met on or before October 30th, 2020, then a negative adjustment is to be made to the Purchase Price in the amount of the First [***] Milestone Payment, which amount shall be deducted from the aggregate amount of the Note Amount;

b)

in the event that the First [***] Milestone is met between September 30th, 2020 and October 30th, 2020, then in accordance with paragraph 2.05(c) of the Purchase Agreement, a negative adjustment is to be made to the Purchase Price in an amount equal to one percent (1%) of the First [***] Milestone Payment per day by which the First [***] Milestone is delayed between September 30th, 2020 and October 30th, 2020, which amount shall be deducted from the aggregate amount of the Note Amount;

c)

in the event that the Second [***] Milestone is not met on or before April 30th, 2021, then a negative adjustment is to be made to the Purchase Price in the amount of the Second [***] Milestone Payment, which amount shall be deducted from the aggregate amount of the Note Amount; and

d)

in the event that the Second [***] Milestone is met between March 31st, 2021 and April 30th, 2021, then in accordance with paragraph 2.05(c), a negative adjustment is to be made to the Purchase Price in an amount equal to one percent (1%) of the Second [***] Milestone Payment per day by which the Second [***] Milestone is delayed between March 31st, 2021 and April 30th, 2021, which amount shall be deducted from the aggregate amount of the Note Amount.

e)

The Parties hereby acknowledge and confirm that in the event that (i) the First [***] Milestone is not met on or before October 30th, 2020, and (ii) the Second [***] Milestone is not met on or before April 30th, 2021, then the Note Amount shall be equal to zero dollars ($0) and this Note shall be deemed and cancelled as of May 1st, 2021.

6.	Purchase Agreement

The payment of this Note is subject to the terms and conditions of the Purchase Agreement. This Note is only payable to the extent payable under the Purchase Agreement.

7.	Issue of a Replacement Upon Loss of the Note

In case of damage or loss, destruction or theft of this Note, the Obligor shall issue, execute and deliver a new Note entirely consistent with the present Note, in exchange of and as substitution for this Note.

8.	Further Assurances

Each of the Parties shall from time to time execute and deliver all such further documents and instruments and do all acts and things as another Party may, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Note.

9.	Assignment

This Note shall bind, benefit, and be enforceable by and against the Obligor and the Holder and their respective successors and assigns. This Note is not negotiable and no Party shall in any manner assign any of its rights or obligations under this Note without the express prior written consent of the other Parties. The Obligor and the Holder acknowledge that the Obligor and GenePOC Canada Inc., a company governed by the laws of British Columbia and the subsidiary company of the Obligor, intend to amalgamate on or shortly after the date of this Note under the Business Corporations Act (British Columbia). Such amalgamation will not constitute an assignment for the purposes of this section and the company resulting from such amalgamation shall remain and become the Obligor.

10.	Governing Law

This Note shall be governed by and construed and interpreted in accordance with the laws of the province of Québec and the federal laws of Canada applicable therein.

MERIDIAN BIOSCIENCE CANADA INC.

By:	/s/ Jack Kenny
Jack Kenny, Director

GENEPOC INC.

By:	/s/ Patrice Allibert
Patrice Allibert, President

SCHEDULE A

NOTE AMOUNT

Date	Adjustment, as the case may be	Note Amount Balance

First Maturity Date		US$	10,000,000

Second Maturity Date		US$	10,000,000